Exhibit 3.2

AMENDED AND RESTATED
CODE OF REGULATIONS
OF
SAFE AUTO INSURANCE GROUP, INC.
(hereinafter called the “Corporation”)

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.1          Annual Meetings. The annual meeting of shareholders (the “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the board of directors of the Corporation (the “Board of Directors”). Any other proper business may be transacted at the Annual Meeting.

Section 1.2          Special Meetings. Unless otherwise required by law or by the articles of incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”), special meetings of the shareholders (a “Special Meeting”), for any purpose or purposes, shall be called in the manner provided by the Articles of Incorporation. A request to call a Special Meeting shall state the purpose or purposes of the proposed meeting.

Section 1.3          Notices of Meetings. Written notice of each Annual Meeting or Special Meeting stating the time, place, and the purposes thereof, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given by the president or the secretary of the Corporation (the “President” and, the “Secretary”), by personal delivery, by mail, by overnight delivery service or by any other means of communication (including electronic mail) authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed or sent by overnight delivery service, such notice shall be directed to the shareholder at his or her address as the same appears upon the books of the Corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Amended and Restated Code of Regulations (as amended from time to time, the “Regulations”).

Section 1.4          Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state. Notwithstanding the foregoing, the Board of Directors may determine that a meeting of shareholders shall not be held at any physical place, but instead may be held solely by means of communications equipment as authorized in the following paragraph.

If authorized by the Board of Directors, the shareholders and proxyholders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment that enables the shareholder or proxyholder an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting, whether the meeting is to be held at a designated place or solely by means of communications equipment. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the Corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

Section 1.5          Quorum. The holders of shares entitling such holders to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

Section 1.6          Record Date. The Board of Directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date, which shall not be a date earlier than the date on which the record date is fixed, shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or, the close of business on the date next preceding the day on which the meeting is held, as the case may be. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.7          Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his or her other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by the person. Notwithstanding the foregoing, no such proxy shall be voted upon after eleven months from its date, unless such proxy provides for a longer period.

Section 1.8          List of Shareholders Entitled to Vote. The Corporation shall prepare and make available a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.

Section 1.9          Inspectors of Election. In advance of any meeting of the shareholders, the Board of Directors, by resolution, the chairman of the Board of Directors (the “Chairman”) or the President shall appoint one or more inspectors to act in such capacity at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act in such capacity at a meeting of the shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 1.10          Procedures for Shareholder Proposals. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 11 of this Article I) may be transacted at an Annual Meeting or Special Meeting as is (a) specified in the notice of meeting (or any amendment or supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting or Special Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting or Special Meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 10 of this Article I. Notwithstanding the foregoing, at a Special Meeting, only such business shall be conducted as specified in the notice of meeting (or any amendment or supplement thereto).

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting or a Special Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting, no later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or Special Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth the following information: (a) as to each matter such shareholder proposes to bring before the Annual Meeting or Special Meeting, a brief description of the business desired to be brought before the Annual Meeting or Special Meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Articles of Incorporation or these Regulations, the specific language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting or Special Meeting, and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and record address of such person as they appear on the Corporation’s books, (ii) (A) the class or series and number of all shares of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the shareholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting or a Special Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A shareholder providing notice of business proposed to be brought before an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 of Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the Annual Meeting or a Special Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the Annual Meeting or a Special Meeting.

No business shall be conducted at the Annual Meeting or a Special Meeting except business brought before the Annual Meeting or Special Meeting in accordance with the procedures set forth in this Section 10 of this Article I; provided, however, that, once business has been properly brought before the Annual Meeting or Special Meeting in accordance with such procedures, nothing in this Section 10 of this Article I shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an Annual Meeting or a Special Meeting determines that business was not properly brought before the Annual Meeting or Special Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 10 of this Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 1.11          Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, or at any Special Meeting called for the purpose of electing directors, in either case, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 11 of this Article I.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all shares of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Corporation, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person as they appear on the Corporation’s books, (ii) (A) the class or series and number of all shares of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of all shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the shareholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A shareholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the Annual Meeting or a Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such Annual Meeting or Special Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11 of this Article I. If the chairman of an Annual Meeting or a Special Meeting for the election of directors determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE II

DIRECTORS

Section 2.1          Number, Election and Term of Office. The number of directors shall be fixed and/or changed and shall be divided and serve the terms as set forth in Article Fifth of the Articles of Incorporation. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Directors need not be shareholders.

Section 2.2          Vacancies. Any vacancy in the Board of Directors, however resulting, may be filled in the manner provided in, and to the extent permitted under, the Articles of Incorporation.

Section 2.3          Resignations and Removal. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman, if there be one, the President or the Secretary and, in the case of a committee, to the Chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed only in the manner provided in, and only to the extent permitted under, the Articles of Incorporation and Ohio law. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 2.4          Quorum and Transaction of Business. At all meetings of the Board of Directors or any committee thereof, a majority of the whole authorized number of directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the Board of Directors. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting of the Board of Directors or any committee thereof at which a quorum is present shall be the act of the Board of Directors or the committee, as the case may be.

Section 2.5          Actions of the Board of Directors by Written Consent. Unless otherwise provided in the Articles of Incorporation or these Regulations, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.6          Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Ohio. Regular meetings of the Board of Directors or any committee thereof may be held without notice (provided that a schedule of meetings referencing the time and place of such meeting shall have been delivered to the Board of Directors or the committee, as the case may be, not less than three (3) business days prior to such regular meeting) at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, by the President, or by any two directors, and special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, by the President, or by any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic transmission or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in a writing or by electronic communication, by any director either before or after such meeting.

Section 2.7          Meetings by Means of Conference Telephone. Unless otherwise provided in the Articles of Incorporation or these Regulations, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 of this Article II shall constitute presence in person at such meeting.

Section 2.8          Compensation. The directors, as such, shall be entitled to receive such compensation for their services as may be fixed from time to time by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance of each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any standing or special committee may by resolution of the Board of Directors be allowed such compensation for their services as the Board of Directors may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 2.9          By-laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

Section 2.10          Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

ARTICLE III

OFFICERS

Section 3.1          General Provisions. The Board of Directors shall elect a President, such number of vice presidents as the Board may from time to time determine, a Secretary and a treasurer of the Corporation (the “Treasurer”) and, in its discretion, a Chairman. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chairman shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two of such offices may be held by the same person, but (i) one person may not hold the offices of both President and vice president, and (ii) no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 3.2          Term of Office. The officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, retirement or removal. Any officer of the Corporation may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.3          Chairman of the Board. The Chairman, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors. The Chairman, if one be elected, or the President, shall preside at all meetings of shareholders.

Section 3.4          President. The President, or the Chairman, if one be elected, shall preside at all meetings of shareholders. If the President is a director, the President shall also preside at any meeting of the Board of Directors at which the Chairman, if one be elected, is not present. The President shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring the President’s signature; and shall have all such other powers and duties as the Board of Directors may from time to time assign to the President.

Section 3.5          Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the President. At the request of the President, or in the case of the President’s absence or disability, the vice president designated by the President (or in the absence of such designation, the vice president designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The authority of vice presidents to sign in the name of the corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the President.

Section 3.6          Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 3.7          Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 3.8          Assistant Secretaries. Assistant secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any vice president, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 3.9          Assistant Treasurers. Assistant treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any vice president, if there be one, or the treasurer, and in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. If required by the Board of Directors, an assistant treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of assistant treasurer and for the restoration to the Corporation, in case of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the assistant treasurer’s possession or under the assistant treasurer’s control belonging to the Corporation.

Section 3.10          Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.

ARTICLE IV

INDEMNIFICATION AND INSURANCE

Section 4.1          Indemnification. The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved (as a deponent, witness or otherwise) in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise (each such person is referred to herein as an “Indemnitee”), against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that: (a) such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; (b) with respect to any criminal action, suit or proceeding, such Indemnitee had no reasonable cause to believe such Indemnitee’s conduct was unlawful; and (c) in any action, suit or proceeding by or in the right of the Corporation, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of such Indemnitee’s duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, such Indemnitee had reasonable cause to believe that such person’s conduct was unlawful. Except as to claims to enforce indemnification and advancement rights conferred on an Indemnitee by this Article IV or by applicable law that may be brought, initiated or otherwise asserted by the Indemnitee pursuant to Section 4.4, the Corporation shall not be required by this Section 4.1 to indemnify an Indemnitee in connection with any claim (including, without limitation, any original claim, counterclaim, cross-claim or third-party claim) in a proceeding, which claim is brought, initiated or otherwise asserted by the Indemnitee, unless the bringing, initiation or assertion of the claim in the proceeding by the Indemnitee was authorized or ratified by the Board of Directors of the Corporation.

Section 4.2          Indemnification Procedure. Any indemnification under Section 1 of this Article IV shall be made by the Corporation only if and as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Section 4.1 of this Article IV. Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum of the Board of Directors who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel retained by the Corporation, other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the court in which such action, suit, or proceeding was brought.

Section 4.3          Advanced Payment of Expenses. Expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding (including all appeals) or threat thereof may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article IV or applicable law.

Section 4.4          Right of Indemnitee to Bring Suit. If a claim under Section 4.1 or 4.3 of this Article IV is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 30 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Ohio General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise shall be on the Corporation.

Section 4.5          Nonexclusive. The foregoing rights of indemnification shall not be deemed exclusive of, or in any way to limit, any other rights to which any person indemnified may be, or may become, entitled apart from the provisions of this Article IV.

Section 4.6          Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article IV or under Chapter 1701 of the Ohio Revised Code.

Section 4.7          Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE V

CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES

Section 5.1          Form and Execution. The shares of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of shares of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of the Corporation signed by, or in the name of the Corporation by, the Chairman, the President or any vice president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary representing the number of shares registered in certificate form.

Section 5.2          Signatures. To the extent any shares are represented by certificates, when the certificate is countersigned by an incorporated transfer agent or registrar, the signatures of any officer on the certificate may be facsimile, engraved, stamped or printed. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

Section 5.3          Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these Regulations. Transfers of shares shall be made on the books of the Corporation, and (a) in the case of certificated shares, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes, or, (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or assistant secretary of the Corporation or the transfer agent thereof. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred.

Section 5.4          Lost, Destroyed or Stolen Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the Corporation to issue a new certificate in place of the original certificate if the owner: (a) so requests before the Corporation has notice that such original certificate has been acquired by a protected purchaser; (b) files with the Corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the Corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and (c) satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

Section 5.5          Registered Shareholders. A person in whose name shares are of record on the books of the Corporation, whether such shares are evidenced by a certificate or are uncertificated, shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon any such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

Section 5.6          Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other date as may be fixed from time to time by the Board of Directors.

ARTICLE VII

SEAL

The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE VIII

AMENDMENTS

These Regulations may be amended or repealed in the manner provided by the Articles of Incorporation.